Exhibit 16.1

January 20, 2017

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

RE:	Ever-Glory International Group, Inc.

We have read the statements we understand Ever-Glory International Group, Inc. (Commission File No. 001-34124) will include in Item 4.01 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made in this Form 8-K.

Sincerely,

/s/ GHP Horwath, P.C.